Exhibit 10.2

HOLDINGS GUARANTEE

           GUARANTEE dated as of September 27, 2002, by USEC, Inc., a Delaware corporation (the “Guarantor”), in favor of JPMorgan Chase Bank, a New York banking corporation, as administrative and collateral agent (the “Administrative Agent”) for (i) the Lenders (the “Lenders”) named in Schedule 2.01 of the Credit Agreement dated as of the date hereof, among United States Enrichment Corporation (the “Borrower”), the Administrative Agent and the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement), (ii) itself as issuer of the Letters of Credit and (iii) the Persons (other than the Guarantor or any of its subsidiaries) party to any Derivative Obligations permitted under the Credit Agreement (collectively, the “Other Obligations”), if any, that are, or were at the time of their entering into such Derivative Obligation, Lenders or Affiliates of Lenders (the “Other Secured Parties”).

           The Administrative Agent and the Lenders have agreed to extend Loans and certain other financial accommodations to, including the issuance of the Letters of Credit for the account of the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. In addition, the Other Secured Parties have entered, or may from time to time enter, into Derivative Obligations with the Borrower. The obligation of the Lenders to extend such Loans and of the Administrative Agent to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Guarantor of a guarantee in the form hereof of the due and punctual payment and performance of (a) all obligations at any time and from time to time under the Other Obligations, (b) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (c) Indebtedness at any time and from time to time under the Letters of Credit and (d) all other obligations of the Borrower at any time and from time to time under the Credit Agreement and the other Financing Documents (the foregoing collectively being herein referred to as the “Guaranteed Obligations”).

           Accordingly, in consideration of the premises and in order to induce the Administrative Agent and the Lenders to make Loans and extend other financial accommodations under the Credit Agreement, the Guarantor hereby agrees as follows:

           Section 1. Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all present and future Guaranteed Obligations.

           Section 2. Waiver. The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Administrative Agent, the Lenders or the Other Secured Parties protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, and (iv) any other action, event or precondition to the enforcement of this Guarantee or the performance by the Guarantor of its obligations hereunder.

           Section 3. Guarantee Absolute.

           (a)      This Guarantee is one of payment and performance, not collection, and the obligations of the Guarantor under this Guarantee are independent of the obligations of the Borrower under the Credit Agreement and any other Financing Document, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

           (b)      The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i) any invalidity, irregularity, voidability, voidness or unenforceability of the Credit Agreement, the Notes, or any other Financing Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor;

(ii) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Credit Agreement or the Notes or any other Financing Document or Other Obligation, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(iii) any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(iv) any exercise or failure to exercise any rights against the Borrower or others (including the Guarantor);

(v) any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Guaranteed Obligation (whether due or not) of the Borrower to creditors of the Borrower other than the Guarantor;

(vi) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries;

(vii) any change, restructuring or termination of the existence of any of the Borrower or any of its Subsidiaries; or

(viii) any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guarantee and/or obligations of the Guarantor hereunder, or a defense to, or discharge of, the Borrower or any other Person or party relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Loans, Letters of Credit or Other Obligations extended to the Borrower, in each case other than the indefeasible payment in full of the Guaranteed Obligations.

           (c)      The Administrative Agent may at any time and from time to time (whether or not after revocation or termination of this Guarantee) without the consent of, or notice (except as shall be required by applicable law that cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

           (d)      This Guarantee shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Administrative Agent, any Lender or any Other Secured Party for repayment or recovery of any amount or amounts received by the Administrative Agent, such Lender or such Other Secured Party in payment or on account of any of the Guaranteed Obligations and the Administrative Agent, such Lender or such Other Secured Party repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, such Lender or such Other Secured Party or the respective property of each, or any settlement or compromise of any such claim effected by the Administrative Agent, such Lender or such Other Secured Party with any such claimant (including the Borrower), the Guarantor shall be and remain liable to the Administrative

Agent, such Lender and/or such Other Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Administrative Agent, such Lender or such Other Secured Party.

           Section 4. Continuing Guarantee. This Guarantee is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent and its successors, transferees and assigns. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

           Section 5. Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants to and with the Administrative Agent that:

           (a)      The Guarantor has the power to execute and deliver this Guarantee and to incur and perform its obligations hereunder;

           (b)      The Guarantor has duly taken all necessary action to authorize the execution, delivery and performance of this Guarantee and to incur and perform its obligations hereunder;

           (c)      No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guarantee or the consummation of the transactions contemplated hereby, except those which the failure to so obtain could not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder (a “Material Adverse Effect”);

           (d)      The execution, delivery and performance by the Guarantor of this Guarantee do not and will not violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor, except for any such breach or default that could not reasonably be expected to have a Material Adverse Effect, or result in the creation of any Lien upon any of its properties or assets pursuant thereto (other than any Liens created pursuant to the Financing Documents);

           (e)      This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

           (f)      No proceeding referred to in paragraph (g) or (h) of Article VII of the Credit Agreement is pending against the Guarantor and no other event referred to in such paragraphs (g) and (h) of such Article VII has occurred and is continuing with respect to the Guarantor, and the property of the Guarantor is not subject to any assignment for the benefit of creditors;

           (g)      The Guarantor is the sole shareholder of the Borrower and the Borrower has no outstanding rights, options, warrants or agreements pursuant to which it may be required to sell any of its capital stock interests; and

           (h)      Without the prior written consent of the Administrative Agent, the Guarantor will not own or operate any assets or properties or engage in any business or other activity whatsoever (including the incurring of Indebtedness or the granting of Liens), except for (i) its ownership of the capital stock of the Borrower, (ii) its business as has been disclosed to the Administrative Agent as of the date of the Guarantee, including, without limitation, research in and deployment of, advanced enrichment technologies and except as otherwise may be specifically permitted by the other Financing Documents; and

           (i)      The Guarantor will take, and will cause each of its subsidiaries to take, all necessary actions to comply with the provisions of Articles V and VI of the Credit Agreement applicable to it.

           Section 6. Expenses. The Guarantor will upon demand reimburse the Administrative Agent for any reasonable sums, costs, and expenses which the Administrative Agent may pay or incur pursuant to the provisions of this Guarantee or in negotiating, executing, perfecting, defending, protecting or enforcing this Guarantee or in enforcing payment of the Guaranteed Obligations or otherwise in connection with the provisions hereof, including court costs, collection charges, travel expenses, and reasonable attorneys’ fees, together with interest thereon as specified in Section 12 hereof.

           Section 7. Terms. (a) All terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

           (b)      The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

           (c)      All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guarantee unless the context shall otherwise require.

           Section 8. Amendments and Modification. No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guarantee and to such provision, and executed by the party to be charged.

           Section 9. Subrogation. Upon making full payment with respect to any Guaranteed Obligation hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided that the Guarantor shall not enforce any payment by way of subrogation so long as any Lender has any Commitment under the Credit Agreement, any Letter of Credit shall remain outstanding or any Guaranteed Obligation remains unpaid.

           Section 10. Remedies Upon Default; Right of Set-Off. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, in accordance with the Credit Agreement, without demand upon the Borrower or the Guarantor, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

           (b)      Upon such declaration by the Administrative Agent, the Administrative Agent and any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guarantee that are then due, whether or not the Administrative Agent or such Lender shall have made any demand under this Guarantee. The Administrative Agent agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and Lenders under this Section 10 are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent and Lenders may have.

           Section 11. Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, to the fullest extent permitted under applicable law, if the statute of limitations in favor of the Guarantor against the Administrative Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

           Section 12. Rights and Remedies Not Waived. No act, omission or delay by the Administrative Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

           Section 13. Admissibility of Guarantee. The Guarantor agrees that any copy of this Guarantee signed by the Guarantor and transmitted by telecopier for delivery to the Administrative Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

           Section 14. Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor under this Agreement shall be in writing and given as provided in the Credit Agreement (with respect to the Guarantor, to the address of the Borrower set forth in the Credit Agreement).

           Section 15. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; ETC. (a) THE GUARANTOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (i) TRIAL BY JURY, (ii) TO THE EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (iii) THE RIGHT TO INTERPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

           (b)      The Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Guarantor at its address determined pursuant to Section 14 hereof.

           (c)      Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

           (d)      The Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

           Section 16. GOVERNING LAW. THIS GUARANTEE SHALL BE CONSTRUCTED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS

PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

           Section 17. Captions; Separability. (a) The captions of the Sections and subsections of this Guarantee have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

           (b)      If any term of this Guarantee shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

           Section 18. Acknowledgment of Receipt. The Guarantor acknowledges receipt of a copy of this Guarantee and each of the Financing Documents.

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           IN WITNESS WHEREOF, the Guarantor has duly executed or caused this Guarantee to be duly executed in the State of New York as of the date first above set forth.

USEC INC.

By: /s/ Henry Z Shelton, Jr.
Name: Henry Z Shelton, Jr.
Title: Senior Vice President and
Chief Financial Officer